Exhibit 10.1

University of Louisville Research Foundation
Amendment No. 1 to
Sponsored Research Agreement

THIS Amendment No. 1 (“Amendment”) is made and effective as of the last date of signature below (“Effective Date”), by and between the University of Louisville Research Foundation, Inc. (hereinafter “ULRF”) a Kentucky non-profit corporation having an office at MedCenter One, 501 E. Broadway, Suite 200, Louisville, KY 40202-1798 as the agent of the University of Louisville (hereinafter "UofL") for receiving grants and research agreements from external funding sources and which owns and controls intellectual property on behalf of UofL (collectively “Institution”) and NeoStem, Inc. with a principal place of business at 420 Lexington Avenue, Suite 450, New York, NY  10170 (hereinafter “SPONSOR”).

WHEREAS, ULRF and SPONSOR entered into that certain Sponsored Research Agreement as of November 13, 2007 (the “Original Agreement”); and

WHEREAS, ULRF and SPONSOR wish to amend the Original Agreement to amend the research program set forth therein to provide for certain additional research in return for receiving certain rights in the research results and to provide for support related to such additional research.

NOW, THEREFORE, the parties hereto agree as follows:

1.	DEFINITIONS

Unless otherwise set forth herein, initially capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement.

2.	RESEARCH

The Research Plan is hereby amended to provide that the research set forth in Appendix A-1 hereto (“Pre-Aim 1”) shall become part of the Original Agreement and Pre-Aim 1 shall be conducted prior to the conduct of the Research set forth in the Original Agreement.  SPONSOR will use its best reasonable efforts to provide to Principal Investigator no later than October 17, 2008 the de-identified samples required for Institution’s performance of its portion on Pre-Aim 1.  Institution will use its best reasonable efforts to complete its portion of Pre-Aim 1 within a period of two (2) months from the date of receipt of such necessary samples from SPONSOR.

Sponsor has been advised by Institution that the Pre-Aim 1 protocol titled “Isolation of Very Small Embryonic like Stem Cells (VSELS) from Peripheral Blood after G-CSF mobilization”, IRB tracking # 08.0255, was determined by the University of Louisville Institutional Review Board (IRB) to be an Exempt study as defined by the IRB and unless said protocol is modified, no further continuing review and/or approvals are required for the research study under Pre-Aim 1.  Institution acknowledges that, upon receipt of the apheresis product referred to in Pre-Aim 1, Pre-Aim 1 shall commence promptly.

4.	PAYMENT OF COSTS

4.1       In consideration of ULRF’s performance hereunder and under the Original Agreement, SPONSOR agrees to support costs incurred in performance of the Research in the aggregate amount of Three Hundred Ninety-Nine Thousand Five Hundred Twelve U.S. Dollars (US$399,512), inclusive of applicable Facilities & Administrative Costs calculated at Institution’s rate in effect as of the Effective Date of the Original Agreement on the terms set forth herein and therein. It is acknowledged that of this amount, $375,000 relates to the Research under the Original Agreement and $24,512 relates to Pre-Aim 1.  As of the date of this Amendment, no amounts are payable under the Original Agreement; provided, however, that on April 3, 2008, SPONSOR prepaid $50,000 under the Original Agreement.  ULRF and

SPONSOR agree that the this $50,000 prepayment shall be credited to the $24,512 payable for the conduct of Pre-Aim 1 of the Additional Research on the date that Pre-Aim 1 commences.

NO OTHER CHANGES

Except as set forth in this Amendment, the terms of the Original Agreement shall remain unchanged and the rights and obligations of the parties under the Original Agreement shall apply equally to the conduct of Pre-Aim 1 provided for hereby.

[remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE UNIVERSITY OF LOUISVILLE		NEOSTEM, INC.
RESEARCH FOUNDATION, INC.

Signature:	/s/ David D. King	Signature:	/s/ Robin Smith

Printed Name:	David D. King	Printed Name:	Robin Smith

Title:	Director, Office of Industry Contracts	Title:	CEO

Date:	10/7/2008	Date:	10/3/08

Principal Investigator, while not a party to this Agreement, by his/her signature acknowledges that he/she: (1) has read and agrees to abide by the terms and conditions that apply to the Principal Investigator,  (2) agrees to conduct/perform the research as outlined in the Research Statement of Work, and (3) if applicable, will see that the work within the scope of this agreement is performed in accordance with an approved University/Institution management plan.1

Name:	Mariusz Z. Ratajczak, M.D., Ph.D.

Signature:	/s/ Mariusz Z. Ratajczak

Title:	Professor, Medical Oncology

Date:	10/7/08

1  “Management Plan" means a written plan for the management, reduction or elimination of a potential financial conflict of interest relating to research. It relies upon, and is therefore limited by, good faith disclosures about significant financial interests made, and other information provided by, a covered individual to the University.